Exhibit 99.1

Media Contact	Investor Contact
Alice Ferreira, 203-578-2610	Terry Mangan, 203-578-2318
acferreira@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS
SECOND QUARTER 2018 EARNINGS

WATERBURY, Conn., July 19, 2018 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced earnings applicable to common shareholders of $79.5 million, or $0.86 per diluted share, for the quarter ended June 30, 2018 compared to $59.5 million, or $0.64 per diluted share, for the quarter ended June 30, 2017. Adjusting for $7.2 million related to an accrual for deposit insurance assessments for periods prior to 2018 and $1.4 million of banking center optimization expenses, earnings per diluted share would have been $0.92.

“Webster’s second quarter results reflect continued progress in executing on our strategic priorities,” said John R. Ciulla, president and chief executive officer. “We achieved record levels of performance as a result of double-digit pre-provision net revenue growth in all three lines of business.”

Highlights for the second quarter of 2018:

•	Revenue of $293.4 million, an increase of 11.8 percent from a year ago, including net interest income of $225.0 million, an increase of 13.8 percent from a year ago.

•	Loan growth of $752 million, or 4.4 percent from a year ago, with growth of $799 million, or 7.8 percent, in commercial and commercial real estate loans.

•	Deposit growth of $885 million, or 4.3 percent from a year ago, with growth of $690 million, or 14.3 percent, in health savings account deposits.

•	Net interest margin of 3.57 percent, up 30 basis points from a year ago.

•
Non-interest expense of $180.5 million includes $7.2 million related to an accrual for deposit insurance assessments prior to 2018. Excluding this amount, non-interest expense increased 5.4 percent from a year ago.

•	Efficiency ratio of 57.78 percent excludes the accrual for deposit insurance assessments for periods prior to 2018 and banking center optimization expenses.

•	Pre-tax, pre-provision net revenue growth of $14.9 million, or 15.2 percent from a year ago, led by HSA Bank’s growth of 62.5 percent.

•
Annualized return on average common shareholders’ equity of 12.22 percent compared to 9.63 percent a year ago; annualized return on average tangible common shareholders’ equity (non-GAAP) of 15.76 percent compared to 12.65 percent a year ago.

“Year-over-year revenue growth exceeded 10 percent for the second consecutive quarter, led by a 30 basis point increase in the net interest margin,” said Glenn MacInnes, executive vice president and chief financial officer. “Our balance sheet structure positions us well for future growth.”

Line of Business performance compared to the second quarter of 2017:

Commercial Banking
Webster’s Commercial Banking segment serves middle market, commercial real estate, asset-based lending, equipment finance, private banking, and treasury and payment solutions clients. As of June 30, 2018, Commercial Banking had $9.9 billion in loans and leases and $3.7 billion in deposit balances.

Commercial Banking Operating Results:

	Three months ended June 30,
(In thousands)	2018	2017
Net interest income	$88,458	$78,946
Non-interest income	15,041	12,532
Operating revenue	103,499	91,478
Non-interest expense	42,979	37,304
Pre-tax, pre-provision net revenue	$60,520	$54,174

	At June 30,
(In millions)	2018	2017
Loans and leases	$9,936	$9,215
Deposits	3,681	3,826

Pre-tax, pre-provision net revenue increased $6.3 million to $60.5 million in the quarter as compared to prior year. Net interest income increased $9.5 million to $88.5 million, primarily due to loan growth and higher loan and deposit margins. Non-interest income increased $2.5 million to $15.0 million, primarily due to greater client interest rate hedging activity in the quarter as compared to prior year. Non-interest expense increased $5.7 million to $43.0 million, primarily due to investments in people and technology.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of June 30, 2018, HSA Bank had $7.0 billion in total footings comprising $5.5 billion in deposit balances and $1.5 billion in assets under administration through linked investment accounts.

HSA Bank Operating Results:

	Three months ended June 30,
(In thousands)	2018	2017
Net interest income	$35,265	$25,574
Non-interest income	22,882	19,750
Operating revenue	58,147	45,324
Non-interest expense	31,220	28,750
Pre-tax, net revenue	$26,927	$16,574

	At June 30,
(In millions)	2018	2017
Number of accounts	2,674	2,638
Deposits	$5,518	$4,828
Linked investment accounts *	1,476	1,076
Total footings	$6,994	$5,904
* Linked investment accounts are held off balance sheet

Pre-tax net revenue increased $10.4 million to $26.9 million in the quarter as compared to prior year. Net interest income increased $9.7 million to $35.3 million, due to a 14 percent growth in deposits and a 20 percent improvement in deposit spreads. Non-interest income increased $3.1 million to $22.9 million, primarily due to growth in accounts over the past year. Non-interest expense increased $2.5 million to $31.2 million, primarily due to account growth and continued investment in the business including expanded distribution.

Community Banking
Community Banking serves consumer and business banking customers primarily throughout southern New England and into Westchester County, New York. Community Banking is comprised of the Personal Banking and Business Banking operating segments, as well as a distribution network consisting of 163 banking centers and 329 ATMs, a customer care center, and a full range of web and mobile-based banking services.

As of June 30, 2018, Community Banking had $8.1 billion in loans and $11.8 billion in deposit balances.

Community Banking Operating Results:

	Three months ended June 30,
(In thousands)	2018	2017
Net interest income	$101,902	$95,902
Non-interest income	26,378	28,058
Operating revenue	128,280	123,960
Non-interest expense	95,197	94,322
Pre-tax, pre-provision net revenue	$33,083	$29,638

	At June 30,
(In millions)	2018	2017
Loans	$8,090	$8,058
Deposits	11,796	11,423
Pre-tax, pre-provision net revenue increased $3.4 million to $33.1 million in the quarter as compared to prior year. Net interest income increased $6.0 million to $101.9 million, primarily due to growth in loan and deposit balances, coupled with improved interest rate spreads on deposits. Non-interest income decreased $1.7 million primarily driven by lower mortgage production and related returns on mortgage banking activities, offset by growth in fees from investment services and other miscellaneous fee income. Non-interest expense increased $0.9 million as a result of higher compensation-related expenses, investments in technology and risk management; partially offset by reductions in other expense categories.
Consolidated financial performance:
Quarterly net interest income compared to the second quarter of 2017:

•	Net interest income was $225.0 million compared to $197.8 million.

•	Net interest margin was 3.57 percent compared to 3.27 percent. The yield on interest-earning assets increased by 39 basis points, and the cost of funds increased by 10 basis points.

•	Average interest-earning assets totaled $25.2 billion and grew by $695 million, or 2.8 percent.

•	Average loans totaled $17.9 billion and grew by $620 million, or 3.6 percent.

Quarterly provision for loan losses:

•	The Company recorded a provision for loan losses of $10.5 million, compared to $11.0 million in the prior quarter and $7.3 million a year ago.

•
Net charge-offs were $8.5 million, compared to $5.6 million in the prior quarter and $6.8 million a year ago. The increase from prior quarter is primarily due to increased commercial non-mortgage charge-offs. The ratio of net charge-offs to average loans on an annualized basis was 0.19 percent, compared to 0.13 percent in the prior quarter and 0.16 percent a year ago.

•
The allowance for loan losses represented 1.15 percent of total loans at June 30, 2018, compared to 1.15 percent at March 31, 2018 and 1.16 percent at June 30, 2017. The allowance for loan losses represented 148 percent of nonperforming loans compared to 153 percent at March 31, 2018 and 120 percent at June 30, 2017.

Quarterly non-interest income compared to the second quarter of 2017:

•
Total non-interest income was $68.4 million, compared to $64.7 million, an increase of $3.7 million. This reflects an increase in HSA fee income of $3.1 million driven by account growth and $2.5 million related to additional client hedging income, offset by a decrease of $2.1 million in mortgage banking activities driven by lower originations.

Quarterly non-interest expense compared to the second quarter of 2017:

•
Total non-interest expense was $180.5 million compared, to $164.4 million, an increase of $16.1 million. This reflects a $7.2 million accrual for deposit insurance assessments for periods prior to 2018, $6.7 million in compensation due to strategic hires and annual merit increases, as well as an increase of $2.1 million in technology and equipment due to higher depreciation and service contracts to support infrastructure.

Quarterly income taxes compared to the second quarter of 2017:

•	Income tax expense was $20.7 million, compared to $29.1 million and the effective tax rate was 20.3 percent, compared to 32.1 percent.

•
The lower effective tax rate in the quarter primarily reflects the reduction of the U.S. corporate tax rate effective in 2018 as a result of the Tax Cuts and Jobs Act enacted in 2017, as well as discrete tax benefits in the quarter.

Investment securities:

•
Total investment securities were $7.1 billion, compared to $7.2 billion at March 31, 2018 and $7.0 billion at June 30, 2017. The carrying value of the available-for-sale portfolio included $86.5 million of net unrealized losses, compared to $74.0 million at March 31, 2018 and $23.1 million at June 30, 2017. The carrying value of the held-to-maturity portfolio does not reflect $130.2 million of net unrealized losses, compared to $111.3 million at March 31, 2018, and $21.8 million at June 30, 2017.

Loans:

•
Total loans were $18.0 billion, compared to $17.8 billion at March 31, 2018 and $17.3 billion at June 30, 2017. Compared to March 31, 2018, commercial loans increased by $226.0 million and commercial real estate loans increased by $35.4 million, while consumer loans decreased by $36.7 million and residential loans decreased by $4.3 million.

•
Compared to a year ago, commercial loans increased by $774.7 million, residential loans increased by $67.3 million, and commercial real estate loans increased by $24.0 million, while consumer loans decreased by $113.6 million.

•
Loan originations for portfolio were $1.509 billion, compared to $1.111 billion in the prior quarter and $1.374 billion a year ago. In addition, $44 million of residential loans were originated for sale in the quarter, compared to $43 million in the prior quarter and $74 million a year ago.

Asset quality:

•
Total nonperforming loans were $140.1 million, or 0.78 percent of total loans, compared to $134.3 million, or 0.75 percent, at March 31, 2018 and $166.4 million, or 0.96 percent, at June 30, 2017. Total paying nonperforming loans were $34.1 million, compared to $32.2 million at March 31, 2018 and $75.6 million at March 31, 2017.

•	Past due loans were $33.5 million, compared to $41.6 million at March 31, 2018 and $29.2 million at March 31, 2017.
Deposits and borrrowings:

•
Total deposits were $21.3 billion, compared to $21.4 billion at March 31, 2018 and $20.5 billion at June 30, 2017. Core deposits to total deposits were 86.7 percent, compared to 88.1 percent at March 31, 2018 and 89.8 percent at June 30, 2017. The loan to deposit ratio was 84.5 percent, compared to 83.3 percent at March 31, 2018 and 84.4 percent at June 30, 2017.

•	Total borrowings were $2.7 billion, compared to $2.4 billion at March 31, 2018 and $2.9 billion at June 30, 2017.

Capital:

•
The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 12.22 percent and 15.76 percent, respectively, compared to 9.63 percent and 12.65 percent, respectively, in the second quarter of 2017.

•
The tangible equity and tangible common equity ratios were 8.29 percent and 7.75 percent, respectively, compared to 7.95 percent and 7.47 percent, respectively, at June 30, 2017. The common equity tier 1 risk-based capital ratio was 11.03 percent, compared to 10.84 percent at June 30, 2017.

•	Book value and tangible book value per common share were $28.40 and $22.25, respectively, compared to $26.93 and $20.74, respectively, at June 30, 2017.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $27.0 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 163 banking centers and 329 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call

A conference call covering Webster’s 2018 second quarter earnings announcement will be held today, Thursday, July 19, 2018 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes and cyber-security matters; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and ‘Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017

Income and performance ratios:
Net income	$81,682	$80,225	$69,893	$64,496	$61,579
Earnings applicable to common shareholders	79,489	78,083	67,710	62,426	59,485
Earnings per diluted common share	0.86	0.85	0.73	0.67	0.64
Return on average assets	1.22%	1.20%	1.05%	0.98%	0.94%
Return on average tangible common shareholders' equity (non-GAAP)	15.76	15.73	13.85	12.99	12.65
Return on average common shareholders’ equity	12.22	12.15	10.66	9.95	9.63
Non-interest income as a percentage of total revenue	23.31	24.30	24.37	24.68	24.61

Asset quality:
Allowance for loan and lease losses	$207,322	$205,349	$199,994	$201,803	$199,578
Nonperforming assets	146,047	140,090	132,646	168,962	170,390
Allowance for loan and lease losses / total loans and leases	1.15%	1.15%	1.14%	1.16%	1.16%
Net charge-offs / average loans and leases (annualized)	0.19	0.13	0.34	0.18	0.16
Nonperforming loans and leases / total loans and leases	0.78	0.75	0.72	0.94	0.96
Nonperforming assets / total loans and leases plus OREO	0.81	0.79	0.76	0.97	0.99
Allowance for loan and lease losses / nonperforming loans and leases	148.00	152.95	158.00	123.32	119.96

Other ratios:
Tangible equity (non-GAAP)	8.29%	8.21%	8.23%	8.03%	7.95%
Tangible common equity (non-GAAP)	7.75	7.65	7.67	7.55	7.47
Tier 1 risk-based capital (a)	11.77	11.75	11.91	11.65	11.51
Total risk-based capital (a)	13.25	13.24	13.40	13.17	13.02
Common equity tier 1 risk-based capital (a)	11.03	10.99	11.14	10.99	10.84
Shareholders’ equity / total assets	10.21	10.15	10.20	10.01	9.95
Net interest margin	3.57	3.44	3.33	3.30	3.27
Efficiency ratio (non-GAAP)	57.78	59.76	59.48	59.18	60.65

Equity and share related:
Common equity	$2,616,686	$2,571,105	$2,556,902	$2,516,077	$2,482,416
Book value per common share	28.40	27.94	27.76	27.34	26.93
Tangible book value per common share (non-GAAP)	22.25	21.78	21.59	21.16	20.74
Common stock closing price	63.70	55.40	56.16	52.55	52.22
Dividends declared per common share	0.33	0.26	0.26	0.26	0.26

Common shares issued and outstanding	92,151	92,016	92,101	92,034	92,195
Weighted-average common shares outstanding - Basic	91,893	91,921	92,058	92,125	92,092
Weighted-average common shares outstanding - Diluted	92,173	92,254	92,400	92,503	92,495

(a) Presented as projected for June 30, 2018 and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	June 30, 2018	March 31, 2018	June 30, 2017
Assets:
Cash and due from banks	$228,628	$164,927	$231,808
Interest-bearing deposits	70,654	45,899	33,662
Securities:
Available for sale	2,780,581	2,773,506	2,807,966
Held to maturity	4,356,219	4,408,321	4,219,198
Total securities	7,136,800	7,181,827	7,027,164
Loans held for sale	18,645	19,727	39,407
Loans and Leases:
Commercial	6,504,521	6,278,502	5,729,844
Commercial real estate	4,580,200	4,544,831	4,556,208
Residential mortgages	4,455,580	4,459,862	4,388,308
Consumer	2,485,695	2,522,380	2,599,318
Total loans and leases	18,025,996	17,805,575	17,273,678
Allowance for loan and lease losses	(207,322)	(205,349)	(199,578)
Loans and leases, net	17,818,674	17,600,226	17,074,100
Federal Home Loan Bank and Federal Reserve Bank stock	141,293	125,328	155,505
Premises and equipment, net	127,973	127,196	131,833
Goodwill and other intangible assets, net	566,061	567,023	569,964
Cash surrender value of life insurance policies	537,431	535,391	524,674
Deferred tax asset, net	106,910	99,199	80,942
Accrued interest receivable and other assets	283,668	285,404	305,871
Total Assets	$27,036,737	$26,752,147	$26,174,930

Liabilities and Shareholders' Equity:
Deposits:
Demand	$4,151,259	$4,074,992	$4,074,819
Health savings accounts	5,517,929	5,487,627	4,828,145
Interest-bearing checking	2,637,346	2,624,885	2,669,207
Money market	2,016,453	2,344,526	2,316,460
Savings	4,180,666	4,299,759	4,473,925
Certificates of deposit	2,478,589	2,275,897	1,795,871
Brokered certificates of deposit	361,114	277,356	299,670
Total deposits	21,343,356	21,385,042	20,458,097
Securities sold under agreements to repurchase and other borrowings	862,568	931,299	872,692
Federal Home Loan Bank advances	1,576,956	1,202,030	1,767,757
Long-term debt	225,894	225,830	225,640
Accrued expenses and other liabilities	266,240	291,804	245,618
Total liabilities	24,275,014	24,036,005	23,569,804
Preferred stock	145,037	145,037	122,710
Common shareholders' equity	2,616,686	2,571,105	2,482,416
Total shareholders’ equity	2,761,723	2,716,142	2,605,126
Total Liabilities and Shareholders' Equity	$27,036,737	$26,752,147	$26,174,930

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2018	2017	2018	2017
Interest income:
Interest and fees on loans and leases	$207,820	$174,456	$401,040	$342,264
Interest and dividends on securities	52,523	52,130	105,082	103,686
Loans held for sale	148	203	290	519
Total interest income	260,491	226,789	506,412	446,469
Interest expense:
Deposits	20,225	14,679	38,381	28,114
Borrowings	15,256	14,323	28,853	27,904
Total interest expense	35,481	29,002	67,234	56,018
Net interest income	225,010	197,787	439,178	390,451
Provision for loan and lease losses	10,500	7,250	21,500	17,750
Net interest income after provision for loan and lease losses	214,510	190,537	417,678	372,701
Non-interest income:
Deposit service fees	40,859	38,192	81,310	75,198
Loan and lease related fees	6,333	6,344	13,329	13,552
Wealth and investment services	8,456	7,877	16,326	15,150
Mortgage banking activities	1,235	3,351	2,379	5,617
Increase in cash surrender value of life insurance policies	3,643	3,648	7,215	7,223
Other income	7,848	5,265	16,562	10,979
	68,374	64,677	137,121	127,719
Impairment loss on securities recognized in earnings	—	(126)	—	(126)
Total non-interest income	68,374	64,551	137,121	127,593
Non-interest expense:
Compensation and benefits	93,052	86,394	187,817	173,893
Occupancy	15,842	16,034	30,987	32,213
Technology and equipment	24,604	22,458	48,466	44,066
Marketing	4,889	4,615	8,441	10,056
Professional and outside services	4,381	3,507	9,169	7,783
Intangible assets amortization	962	1,028	1,924	2,083
Loan workout expenses	844	755	1,420	1,363
Deposit insurance	13,687	6,625	20,404	13,357
Other expenses	22,198	23,003	43,446	43,389
Total non-interest expense	180,459	164,419	352,074	328,203
Income before income taxes	102,425	90,669	202,725	172,091
Income tax expense	20,743	29,090	40,818	51,041
Net income	81,682	61,579	161,907	121,050
Preferred stock dividends and other	(2,193)	(2,094)	(4,334)	(4,224)
Earnings applicable to common shareholders	$79,489	$59,485	$157,573	$116,826

Weighted-average common shares outstanding - Diluted	92,173	92,495	92,236	92,470

Earnings per common share:
Basic	$0.87	$0.65	$1.71	$1.27
Diluted	0.86	0.64	1.71	1.26

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Interest income:
Interest and fees on loans and leases	$207,820	$193,220	$185,172	$181,130	$174,456
Interest and dividends on securities	52,523	52,559	50,735	49,584	52,130
Loans held for sale	148	142	208	307	203
Total interest income	260,491	245,921	236,115	231,021	226,789
Interest expense:
Deposits	20,225	18,156	17,379	16,760	14,679
Borrowings	15,256	13,597	13,804	13,357	14,323
Total interest expense	35,481	31,753	31,183	30,117	29,002
Net interest income	225,010	214,168	204,932	200,904	197,787
Provision for loan and lease losses	10,500	11,000	13,000	10,150	7,250
Net interest income after provision for loan and lease losses	214,510	203,168	191,932	190,754	190,537
Non-interest income:
Deposit service fees	40,859	40,451	37,618	38,321	38,192
Loan and lease related fees	6,333	6,996	6,550	6,346	6,344
Wealth and investment services	8,456	7,870	8,155	7,750	7,877
Mortgage banking activities	1,235	1,144	1,899	2,421	3,351
Increase in cash surrender value of life insurance policies	3,643	3,572	3,684	3,720	3,648
Other income	7,848	8,714	8,133	7,288	5,265
	68,374	68,747	66,039	65,846	64,677
Impairment loss on securities recognized in earnings	—	—	—	—	(126)
Total non-interest income	68,374	68,747	66,039	65,846	64,551
Non-interest expense:
Compensation and benefits	93,052	94,765	94,217	88,395	86,394
Occupancy	15,842	15,145	13,533	14,744	16,034
Technology and equipment	24,604	23,862	22,818	22,580	22,458
Marketing	4,889	3,552	3,320	4,045	4,615
Professional and outside services	4,381	4,788	5,045	4,030	3,507
Intangible assets amortization	962	962	977	1,002	1,028
Loan workout expenses	844	576	891	840	755
Deposit insurance	13,687	6,717	5,948	6,344	6,625
Other expenses	22,198	21,248	24,300	19,843	23,003
Total non-interest expense	180,459	171,615	171,049	161,823	164,419
Income before income taxes	102,425	100,300	86,922	94,777	90,669
Income tax expense	20,743	20,075	17,029	30,281	29,090
Net income	81,682	80,225	69,893	64,496	61,579
Preferred stock dividends and other	(2,193)	(2,142)	(2,183)	(2,070)	(2,094)
Earnings applicable to common shareholders	$79,489	$78,083	$67,710	$62,426	$59,485

Weighted-average common shares outstanding - Diluted	92,173	92,254	92,400	92,503	92,495

Earnings per common share:
Basic	$0.87	$0.85	$0.74	$0.68	$0.65
Diluted	0.86	0.85	0.73	0.67	0.64

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended June 30,
		2018			2017
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$17,886,685	$208,490	4.63%	$17,266,424	$175,421	4.04%
Securities (a)	7,142,572	52,277	2.90	7,030,120	53,569	3.04
Federal Home Loan and Federal Reserve Bank stock	133,114	1,546	4.66	165,087	1,563	3.80
Interest-bearing deposits	66,339	247	1.47	64,812	169	1.03
Loans held for sale	15,211	148	3.90	22,956	203	3.53
Total interest-earning assets	25,243,921	$262,708	4.13%	24,549,399	$230,925	3.74%
Non-interest-earning assets	1,631,032			1,633,049
Total Assets	$26,874,953			$26,182,448

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,109,165	$—	—%	$3,979,330	$—	—%
Health savings accounts	5,519,917	2,735	0.20	4,822,188	2,392	0.20
Interest-bearing checking, money market and savings	9,041,286	7,859	0.35	9,479,595	6,331	0.27
Certificates of deposit	2,732,709	9,631	1.41	2,057,335	5,956	1.16
Total deposits	21,403,077	20,225	0.38	20,338,448	14,679	0.29

Securities sold under agreements to repurchase and other borrowings	869,238	3,998	1.82	844,837	3,583	1.68
Federal Home Loan Bank advances	1,399,344	8,471	2.39	1,997,069	8,156	1.62
Long-term debt	225,863	2,787	4.94	225,604	2,584	4.58
Total borrowings	2,494,445	15,256	2.42	3,067,510	14,323	1.85
Total interest-bearing liabilities	23,897,522	$35,481	0.59%	23,405,958	$29,002	0.49%
Non-interest-bearing liabilities	223,076			179,268
Total liabilities	24,120,598			23,585,226

Preferred stock	145,037			122,710
Common shareholders' equity	2,609,318			2,474,512
Total shareholders' equity	2,754,355			2,597,222
Total Liabilities and Shareholders' Equity	$26,874,953			$26,182,448
Tax-equivalent net interest income		227,227			201,923
Less: tax-equivalent adjustments		(2,217)			(4,136)
Net interest income		$225,010			$197,787
Net interest margin			3.57%			3.27%

(a) For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Six Months Ended June 30,
		2018			2017
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$17,821,094	$402,354	4.50%	$17,154,412	$344,150	4.00%
Securities (a)	7,150,495	104,766	2.91	7,050,583	106,420	3.01
Federal Home Loan and Federal Reserve Bank stock	133,177	3,001	4.54	173,601	3,250	3.78
Interest-bearing deposits	59,563	448	1.50	66,476	299	0.89
Loans held for sale	15,768	290	3.68	29,560	519	3.51
Total interest-earning assets	25,180,097	$510,859	4.04%	24,474,632	$454,638	3.71%
Non-interest-earning assets	1,636,345			1,637,865
Total Assets	$26,816,442			$26,112,497

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,136,115	$—	—%	$3,957,403	$—	—%
Health savings accounts	5,473,715	5,359	0.20	4,779,245	4,684	0.20
Interest-bearing checking, money market and savings	9,191,181	15,572	0.34	9,402,581	11,819	0.25
Certificates of deposit	2,596,683	17,450	1.35	2,040,024	11,611	1.15
Total deposits	21,397,694	38,381	0.36	20,179,253	28,114	0.28

Securities sold under agreements to repurchase and other borrowings	872,516	7,638	1.74	874,871	7,123	1.62
Federal Home Loan Bank advances	1,355,830	15,752	2.31	2,066,551	15,649	1.51
Long-term debt	225,831	5,463	4.84	225,572	5,132	4.55
Total borrowings	2,454,177	28,853	2.34	3,166,994	27,904	1.75
Total interest-bearing liabilities	23,851,871	$67,234	0.57%	23,346,247	$56,018	0.48%
Non-interest-bearing liabilities	226,011			187,858
Total liabilities	24,077,882			23,534,105

Preferred stock	145,099			122,710
Common shareholders' equity	2,593,461			2,455,682
Total shareholders' equity	2,738,560			2,578,392
Total Liabilities and Shareholders' Equity	$26,816,442			$26,112,497
Tax-equivalent net interest income		443,625			398,620
Less: tax-equivalent adjustments		(4,447)			(8,169)
Net interest income		$439,178			$390,451
Net interest margin			3.51%			3.25%

(a) For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Loan and Lease Balances (actual):
Commercial non-mortgage	$5,544,685	$5,404,231	$5,084,148	$5,031,481	$4,868,641
Asset-based lending	959,836	874,271	834,779	883,599	861,203
Commercial real estate	4,580,200	4,544,831	4,523,828	4,464,917	4,556,208
Residential mortgages	4,455,580	4,459,862	4,490,878	4,499,441	4,388,308
Consumer	2,485,695	2,522,380	2,590,225	2,566,983	2,599,318
Total Loan and Lease Balances	18,025,996	17,805,575	17,523,858	17,446,421	17,273,678
Allowance for loan and lease losses	(207,322)	(205,349)	(199,994)	(201,803)	(199,578)
Loans and Leases, net	$17,818,674	$17,600,226	$17,323,864	$17,244,618	$17,074,100

Loan and Lease Balances (average):
Commercial non-mortgage	$5,470,677	$5,306,412	$5,080,267	$4,990,146	$4,891,446
Asset-based lending	897,564	864,895	876,070	859,289	864,247
Commercial real estate	4,549,969	4,538,429	4,446,162	4,475,207	4,550,595
Residential mortgages	4,460,904	4,476,057	4,498,707	4,455,932	4,340,656
Consumer	2,507,571	2,568,980	2,600,970	2,583,945	2,619,480
Total Loan and Lease Balances	17,886,685	17,754,773	17,502,176	17,364,519	17,266,424
Allowance for loan and lease losses	(207,718)	(201,575)	(202,632)	(202,628)	(201,852)
Loans and Leases, net	$17,678,967	$17,553,198	$17,299,544	$17,161,891	$17,064,572

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets (unaudited)
(Dollars in thousands)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Nonperforming loans and leases:
Commercial non-mortgage	$40,240	$46,843	$39,795	$59,512	$68,977
Asset-based lending	1,197	1,571	589	8,558	—
Commercial real estate	9,606	3,884	4,484	11,066	11,168
Residential mortgages	50,654	44,496	44,407	45,597	46,018
Consumer	38,390	37,465	37,307	38,915	40,206
Total nonperforming loans and leases	$140,087	$134,259	$126,582	$163,648	$166,369

Other real estate owned and repossessed assets:
Commercial non-mortgage	$148	$218	$305	$328	$33
Residential mortgages	3,271	2,785	3,110	2,843	2,513
Consumer	2,541	2,828	2,649	2,143	1,475
Total other real estate owned and repossessed assets	$5,960	$5,831	$6,064	$5,314	$4,021
Total nonperforming assets	$146,047	$140,090	$132,646	$168,962	$170,390

WEBSTER FINANCIAL CORPORATION Five Quarter Past Due Loans and Leases (unaudited)
(Dollars in thousands)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Past due 30-89 days:
Commercial non-mortgage	$7,508	$4,749	$8,167	$3,169	$2,793
Asset-based lending	—	—	—	—	—
Commercial real estate	719	1,103	551	1,783	1,013
Residential mortgages	10,861	17,337	13,771	11,700	9,831
Consumer	14,354	17,602	22,394	15,942	14,360
Total past due 30-89 days	33,442	40,791	44,883	32,594	27,997
Past due 90 days or more and accruing	62	845	887	934	1,185
Total past due loans and leases	$33,504	$41,636	$45,770	$33,528	$29,182

WEBSTER FINANCIAL CORPORATION Five Quarter Changes in the Allowance for Loan and Lease Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Beginning balance	$205,349	$199,994	$201,803	$199,578	$199,107
Provision	10,500	11,000	13,000	10,150	7,250
Charge-offs:
Commercial non-mortgage	5,697	1,542	387	3,123	2,315
Asset-based lending	—	—	2,572	—	—
Commercial real estate	40	77	8,324	749	100
Residential mortgages	754	917	560	585	623
Consumer	4,907	5,074	6,174	6,197	5,602
Total charge-offs	11,398	7,610	18,017	10,654	8,640
Recoveries:
Commercial non-mortgage	923	135	1,231	545	330
Asset-based lending	—	—	33	—	—
Commercial real estate	9	2	144	10	4
Residential mortgages	325	385	100	280	407
Consumer	1,614	1,443	1,700	1,894	1,120
Total recoveries	2,871	1,965	3,208	2,729	1,861
Total net charge-offs	8,527	5,645	14,809	7,925	6,779
Ending balance	$207,322	$205,349	$199,994	$201,803	$199,578

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures ____ ___
The Company evaluates its business based on certain ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities, and other non-recurring items. Core deposits express total deposits less time deposits. Accordingly, these are also non-GAAP financial measures.
The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Return on average tangible common shareholders' equity:
Net income (GAAP)	$81,682	$80,225	$69,893	$64,496	$61,579
Less: Preferred stock dividends (GAAP)	1,969	1,947	2,112	2,024	2,024
Add: Intangible assets amortization, tax-effected (GAAP)	760	760	635	651	668
Income adjusted for preferred stock dividends and intangible assets amortization (non-GAAP)	$80,473	$79,038	$68,416	$63,123	$60,223
Income adjusted for preferred stock dividends and intangible assets amortization, annualized basis (non-GAAP)	$321,892	$316,152	$273,664	$252,492	$240,892
Average shareholders' equity (non-GAAP)	$2,754,355	$2,722,591	$2,675,733	$2,635,312	$2,597,222
Less: Average preferred stock (non-GAAP)	145,037	145,161	131,707	122,710	122,710
Average goodwill and other intangible assets (non-GAAP)	566,522	567,547	568,546	569,538	570,560
Average tangible common shareholders' equity (non-GAAP)	$2,042,796	$2,009,883	$1,975,480	$1,943,064	$1,903,952
Return on average tangible common shareholders' equity (non-GAAP)	15.76%	15.73%	13.85%	12.99%	12.65%

Efficiency ratio:
Non-interest expense (GAAP)	$180,459	$171,615	$171,049	$161,823	$164,419
Less: Foreclosed property activity (GAAP)	(106)	85	(97)	(72)	(143)
Intangible assets amortization (GAAP)	962	962	977	1,002	1,028
Other expenses (non-GAAP)	8,599	—	6,106	213	1,587
Non-interest expense (non-GAAP)	$171,004	$170,568	$164,063	$160,680	$161,947
Net interest income (GAAP)	$225,010	$214,168	$204,932	$200,904	$197,787
Add: Tax-equivalent adjustment (non-GAAP)	2,217	2,230	4,444	4,340	4,136
Non-interest income (GAAP)	68,374	68,747	66,039	65,846	64,551
Other (non-GAAP)	359	295	421	431	555
Income (non-GAAP)	$295,960	$285,440	$275,836	$271,521	$267,029
Efficiency ratio (non-GAAP)	57.78%	59.76%	59.48%	59.18%	60.65%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued) ___ ___

	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Tangible equity:
Shareholders' equity (GAAP)	$2,761,723	$2,716,142	$2,701,958	$2,638,787	$2,605,126
Less: Goodwill and other intangible assets (GAAP)	566,061	567,023	567,984	568,962	569,964
Tangible shareholders' equity (non-GAAP)	$2,195,662	$2,149,119	$2,133,974	$2,069,825	$2,035,162
Total assets (GAAP)	$27,036,737	$26,752,147	$26,487,645	$26,350,182	$26,174,930
Less: Goodwill and other intangible assets (GAAP)	566,061	567,023	567,984	568,962	569,964
Tangible assets (non-GAAP)	$26,470,676	$26,185,124	$25,919,661	$25,781,220	$25,604,966
Tangible equity (non-GAAP)	8.29%	8.21%	8.23%	8.03%	7.95%

Tangible common equity:
Tangible shareholders' equity (non-GAAP)	$2,195,662	$2,149,119	$2,133,974	$2,069,825	$2,035,162
Less: Preferred stock (GAAP)	145,037	145,037	145,056	122,710	122,710
Tangible common shareholders' equity (non-GAAP)	$2,050,625	$2,004,082	$1,988,918	$1,947,115	$1,912,452
Tangible assets (non-GAAP)	$26,470,676	$26,185,124	$25,919,661	$25,781,220	$25,604,966
Tangible common equity (non-GAAP)	7.75%	7.65%	7.67%	7.55%	7.47%

Tangible book value per common share:
Tangible common shareholders' equity (non-GAAP)	$2,050,625	$2,004,082	$1,988,918	$1,947,115	$1,912,452
Common shares outstanding	92,151	92,016	92,101	92,034	92,195
Tangible book value per common share (non-GAAP)	$22.25	$21.78	$21.59	$21.16	$20.74

Core deposits:
Total deposits	$21,343,356	$21,385,042	$20,993,729	$20,855,235	$20,458,097
Less: Certificates of deposit	2,478,589	2,275,897	2,187,756	1,918,817	1,795,871
Brokered certificates of deposit	361,114	277,356	280,652	299,674	299,670
Core deposits (non-GAAP)	$18,503,653	$18,831,789	$18,525,321	$18,636,744	$18,362,556